Exhibit 4.2

MEMSIC, INC.

AMENDED AND RESTATED
2009 NONQUALIFIED INDUCEMENT STOCK PLAN

SECTION 1. PURPOSE

The purpose of this Amended and Restated 2009 Nonqualified Inducement Stock Plan (the “Plan”) is to promote the interests of MEMSIC, Inc. (the “Company”), by affording certain persons the opportunity to acquire a proprietary interest in the Company.  The Company intends that the Plan be reserved for persons to whom the Company may issue securities without stockholder approval as an inducement pursuant to Rule 5635(c)(4) of the Marketplace Rules of the Nasdaq Stock Market, Inc.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.  The Company intends that this purpose will be effected by the granting of equity awards under the Plan (in each case, a “Plan Award”), including:

(a) non-statutory stock options (“Inducement Options”);

(b) awards entitling the recipient to acquire, for a purchase price determined by the Plan Administrator, shares of Common Stock subject to restrictions and conditions as the Plan Administrator may determine at the time of grant (“Restricted Stock Awards”); and

(c) contractual rights entitling the holder to receive upon vesting, shares of Common Stock of the Company (“Restricted Stock Units”).

In addition, this Plan provides the Plan Administrator the sole authority to establish the terms and conditions for the exercise or vesting of any Plan Awards, including, but not limited to, non-competition, non-solicitation and non-hire provisions, and restrictions based on continued employment and/or achievement of pre-established performance goals and objectives.  As used in the Plan, the terms “parent” and “subsidiary” shall have the respective meanings set forth in Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”).

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SECTION 2. ADMINISTRATION

2.1           The Plan Administrator.  The Plan shall be administered by the Plan Administrator (the “Plan Administrator”), which shall be the Compensation Committee of the Board of Directors of the Company (the “Board”) unless otherwise determined by the Board, in which case the Plan Administrator shall be the entire Board unless the Board shall appoint another committee to be the Plan Administrator.  It is the intention of the Company that the Plan, if not administered by the Board, shall be administered by a committee of the Board composed solely of two or more “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), but the authority and validity of any act taken or not taken by the Plan Administrator shall not be affected if any person administering the Plan is not a Non-Employee Director.  Except as specifically reserved to the Board under the terms of the Plan, the Plan Administrator shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

2.2           Powers of the Plan Administrator. The Plan Administrator shall have the power and authority to grant and modify Plan Awards consistent with the terms of the Plan, including the power and authority:

(a)           To determine from time to time the persons eligible to receive Plan Awards, the type or combination of Plan Award or Plan Awards to be granted, the number of shares to be covered by any Plan Award and to prescribe and modify the terms, conditions, restrictions, if any, and provisions (which need not be identical) of each Plan Award granted under the Plan to such persons;

(b)            To construe and interpret the Plan and Plan Awards granted thereunder and to establish, amend, modify and revoke guidelines, rules and regulations for administration of the Plan.  In this connection, the Plan Administrator may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any agreement evidencing or relating to a Plan Award, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.  All decisions and determinations by the Plan Administrator in the exercise of this power shall be final and binding upon the Company and award recipients;

(c)           To make, in its sole discretion, changes to any outstanding Plan Award granted under the Plan, including: (i) to reduce the exercise price, (ii) to accelerate the vesting schedule or (iii) to extend the expiration date; and

(d)           Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

All decisions and interpretations of the Plan Administrator shall be binding on all persons, including the Company and Plan participants.  No member or former member of the Plan Administrator or the Board of Directors shall be liable for any action or determination made in good faith with respect to this Plan.

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SECTION 3. STOCK

3.1           Stock to be Issued.  The stock subject to the Plan Awards shall be shares of the Company’s authorized but unissued common stock, $0.00001 par value per share (“Common Stock”), or shares of the Company’s Common Stock held in treasury.  The total number of shares that may be issued pursuant to Plan Awards shall not exceed an aggregate of 2,500,000 shares of Common Stock; provided, however, that the class and aggregate number of shares which may be subject to Plan Awards shall be subject to adjustment as provided in Section 8 hereof.

3.2           Expiration, Cancellation or Termination of Plan Awards.  For purposes of the limitation in Section 3.1, the shares of Common Stock underlying any Plan Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Common Stock with respect to which Plan Awards may be granted under the Plan.

SECTION 4. ELIGIBILITY

Plan Awards may be granted only to persons to whom the Company may issue securities without stockholder approval in accordance with Rule 5635(c)(4) of the Marketplace Rules of the Nasdaq Stock Market, Inc.

SECTION 5. TERMINATION OF EMPLOYMENT OR DEATH OF A RECIPIENT OF AN INDUCEMENT OPTION

5.1           Termination of Employment.  Except as may be otherwise expressly provided herein, Inducement Options shall terminate on the earliest of:

(a)           the date of expiration thereof;

(b)           immediately upon the termination of the recipient’s employment with or performance of services for the Company (or any parent or subsidiary of the Company) by the Company (or any such parent or subsidiary) for cause (as defined below and as determined by the Plan Administrator in its sole discretion); or

(c)           in the case of termination of employment without cause or voluntary termination of employment by the recipient, thirty (30) days after the termination of the recipient’s employment with or performance of services for the Company (or any parent or subsidiary of the Company), as determined by the Plan Administrator in its sole discretion, for any reason other than death or retirement;

provided, however, that Plan Awards granted to persons who are not employees of the Company (or any parent or subsidiary of the Company) need not, unless the Plan Administrator determines otherwise, be subject to the provisions set forth in clauses (b) and/or (c).

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An employment relationship between the Company (or any parent or subsidiary of the Company) and the recipient shall be deemed to exist during any period in which the recipient is employed by the Company (or any such parent or subsidiary).  Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment relationship between the Company (or any parent or subsidiary of the Company) and the recipient shall be determined by the Plan Administrator at the time thereof.

As used herein, “cause” shall be determined by the Company in its sole discretion subject to applicable law.

5.2           Death or Retirement of the Recipient of an Inducement Option.  In the event of the death of the holder of an Inducement Option that is subject to clause (c) of Section 5.1 above prior to termination of the recipient’s employment with or performance of services for the Company (or any parent or subsidiary of the Company) and before the date of expiration of such Inducement Option, such Inducement Option shall terminate on the earlier of such date of expiration or one year following the date of such death.  After the death of the recipient, the recipient’s executors, administrators or any person or persons to whom his Inducement Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to such termination, to exercise the Inducement Option to the extent the recipient was entitled to exercise such Inducement Option at the time of his death.

If, before the date of the expiration of an Inducement Option that is subject to clause (c) of Section 5.1 above, the recipient shall be retired in good standing from the Company for reasons of age or disability under the then established rules of the Company, the Inducement Option shall terminate on the earlier of such date of expiration or ninety (90) days after the date of such retirement.  In the event of such retirement, the recipient shall have the right prior to the termination of such Inducement Option to exercise the Inducement Option to the extent to which he was entitled to exercise such Inducement Option immediately prior to such retirement.

SECTION 6. TERMS OF PLAN AWARD AGREEMENTS

6.1           Inducement Options.  Each agreement for an Inducement Option shall be in writing and shall contain such terms, conditions, restrictions, if any, and provisions as the Plan Administrator shall from time to time deem appropriate.  Such provisions or conditions may include, without limitation, restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Plan Administrator; provided, however, that such additional provisions shall not be inconsistent with any other terms or conditions of the Plan.

Inducement Option agreements need not be identical, but each such agreement by appropriate language shall include the substance of all of the following provisions:

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(a)           Expiration of Inducement Option.  Notwithstanding any other provision of the Plan or of any agreement, each Inducement Option shall expire on the date specified in the agreement, which date shall not be later than as specified in Section 5 of this Plan.

(b)           Exercise.  Each Inducement Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Inducement Option may be exercised at a particular time and to such other terms and conditions as the Plan Administrator in its sole discretion may specify upon granting the Plan Award, including non-competition, non-solicitation and non-hire provisions.

(c)           Purchase Price.  The purchase price per share under each Inducement Option shall be determined by the Plan Administrator at the time the Plan Award is granted, provided however that such purchase price shall not be less than fair market value as of the date of Inducement Option grant.  For the purpose of the Plan the “fair market value” of the Common Stock shall be the closing price per share on the last trading day before the date of grant, as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, the mean of the bid and asked prices per share on the applicable date or, if the Common Stock is not traded over-the-counter, the fair market value as determined by the Plan Administrator.

(d)           Transferability of Options.  Inducement Options shall not be transferable by the recipient otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by the recipient.  Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, permit the transfer or assignment of an Inducement Option by the original recipient for no consideration to: (i) any member of the recipient’s Immediate Family; (ii) any trust solely for the benefit of members of the recipient’s Immediate Family; (iii) any partnership whose only partners are members of the recipient’s Immediate Family; or (iv) any limited liability company or corporate entity whose only members or other equity owners are members of the recipient’s Immediate Family.  For purposes of this Section 6.4, “Immediate Family” means a recipient’s parents, spouse, children and grandchildren.  Nothing contained in this Section 6.4 shall be construed to require the Plan Administrator to give its approval to any transfer or assignment of any Inducement Option or portion thereof, and approval to transfer or assign any Inducement Option or portion thereof does not mean that such approval will be given with respect to any other Inducement Option or portion thereof.  The transferee or assignee of any Inducement Option shall be subject to all of the terms and conditions applicable to such Inducement Option immediately prior to the transfer or assignment and shall be subject to any conditions prescribed by the Plan Administrator with respect to such Inducement Option.  In particular, and without limiting the generality of the foregoing, the termination of employment, retirement or death of the original recipient shall continue to determine the term and time for exercise of such Inducement Option for purposes of Sections 5.1 and 5.2 above.

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(e)           Rights of Recipients.  No recipient shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any Inducement Option unless and until the option shall have been exercised pursuant to the terms thereof, and the Company shall have issued and delivered certificates representing such shares to the recipient.

(f)           Certain Rights of the Company.  The Plan Administrator may in its discretion provide upon the grant of any Inducement Option hereunder that the Company shall have an option to repurchase upon such terms and conditions as determined by the Plan Administrator all or any number of shares purchased upon exercise of such Inducement Option or a right of first refusal in connection with subsequent transfer of any or all of such shares.  The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Plan Administrator at the time the Inducement Option for the shares subject to repurchase is granted.  In the event the Plan Administrator shall grant Inducement Options subject to the Company’s repurchase option or right of first refusal, the certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company’s repurchase option or right of first refusal.

6.2           Restricted Stock.

(a)           Restricted Stock Agreement.  Each recipient of a grant of Restricted Stock shall execute an agreement (“Restricted Stock Agreement”) in such form not inconsistent with the Plan as may be approved by the Plan Administrator.  Such Restricted Stock Agreements may differ among recipients.  A participant who is granted a Restricted Stock Award shall have no rights with respect to such Plan Award unless the participant shall have accepted the Restricted Stock Agreement.

(b)           Purchase Price.  The purchase price per share of Restricted Stock shall be determined by the Plan Administrator.  Restricted Stock Agreements may provided for the payment of any purchase price in any manner approved by the Plan Administrator at the time of authorizing the issuance thereof.

6.3           Restricted Stock Units.

(a)           Nature of Restricted Stock Units.  A Restricted Stock Unit is a contractual right entitling the holder to receive upon the vesting thereof, one share of Common Stock for each Restricted Stock Unit awarded to a grantee.  Restricted Stock Units represent unfunded and unsecured obligations of the Company.  The Plan Administrator shall determine the restrictions and vesting conditions applicable to each Restricted Stock Unit at the time of grant.

(b)           Acceptance of Award.  A participant who is granted a Restricted Stock Unit shall have no rights with respect to such Plan Award unless the participant shall have accepted the Plan Award following the award date by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock Unit in such form as the Plan Administrator shall determine.

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(c)           Rights as a Stockholder.  A grantee shall have the rights as a stockholder only as to shares of Common Stock acquired by the grantee upon settlement of Restricted Stock Units.

6.4           “Lockup” Agreement.  The Plan Administrator may in its discretion specify upon granting a Plan Award that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the recipient shall agree in writing that for a period of time (not to exceed 180 days, plus such additional number of days (not to exceed 35) as may be reasonably requested to enable the underwriter(s) of such offering to comply with Rule 2711(f) of the Financial Industry Regulatory Authority or any amendment or successor thereto) from the effective date of any registration of securities of the Company, the recipient will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock of the Company owned or controlled by him or her, without the prior written consent of the Company or such underwriters, as the case may be.

SECTION 7. METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

7.1           Method of Exercise of Inducement Options.  Subject to the Company’s then-applicable “quiet period policy” and any other policy the Company may have in effect from time to time regarding the exercise and/or sale of securities, any Inducement Option granted under the Plan may be exercised by the recipient by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the recipient then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the “Notice”), accompanied by payment for such shares.  Such exercise shall comply with all other terms and provisions of such Plan Award.

7.2           Payment of Purchase Price.  Payment for the shares of Common Stock purchased pursuant to the exercise of an Inducement Option shall be made either by cash or check equal to the option price for the number of shares specified in the Notice or, with the consent of the Plan Administrator, by one or more of the following methods: (i) by delivery to the Company of shares of Common Stock that are not then subject to restriction under any Company plan; such surrendered shares shall have a fair market value equal in amount to the exercise price of the Inducement Options being exercised; (ii) a personal recourse note issued by the recipient to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Plan Administrator may determine in its discretion; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Code; (iii) by delivery of such documentation as the Plan Administrator and the broker, if applicable, shall require to effect an exercise of the Inducement Option and delivery to the Company of the sale or loan proceeds required to pay the option price, (iv) by delivery of such other consideration which is acceptable to the Plan Administrator and which has a fair market value equal to the option price of such shares (as defined at Section 6.3 above), or (v) by any combination of such methods.  As promptly as practicable after receipt of the Notice and accompanying payment, the Company shall deliver to the recipient certificates for the number of shares with respect to which such Inducement Option has been so exercised, issued in the recipient’s name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the recipient, at the address specified in the Notice.

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SECTION 8. CHANGES IN COMPANY’S CAPITAL STRUCTURE

8.1           Rights of Company.  The existence of outstanding Plan Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

8.2           Recapitalizations, Stock Splits and Dividends.  In the event that after the Effective Date, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Common Stock, the Plan Administrator shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Plan Awards may thereafter be granted (including without limitation the limitations set forth in Section 3.1 above), (ii) the number and kind of shares remaining subject to outstanding Plan Awards, and (iii) the exercise or purchase price in respect of such shares.  In the event of any merger, consolidation, dissolution or liquidation of the Company, the Plan Administrator in its sole discretion may, as to any outstanding Plan Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Plan Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Plan Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Plan Award, shall require payment or other consideration which the Plan Administrator deems equitable in the circumstances), subject, however, to the provisions of Section 8.3.

8.3           Change of Control.  If the Company is merged with or into or consolidated with another corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another entity while unexercised Inducement Options or unvested shares of Restricted Stock or Restricted Stock Units remain outstanding under the Plan (each a “Change in Control Transaction”), then in such event:

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(a)           subject to the provisions of clause (e) below, after the effective date of such Change of Control, each holder of an outstanding Plan Award shall be entitled, upon exercise (in the case of any Inducement Option) or vesting of such Award, to receive, in lieu of shares of Common Stock (or consideration based upon the fair market value of Common Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Common Stock received or have the right to receive in connection with the Change of Control;

(b)           the Plan Administrator may accelerate the time for exercise of some or all unexercised and unexpired Inducement Options or accelerate all or any unvested shares of Restricted Stock or Restricted Stock Units so that from and after a date prior to the effective date of such Change in Control, specified by the Plan Administrator such accelerated Inducement Options shall be exercisable in full and all or any outstanding Restricted Stock Awards or Restricted Stock Units shall be vested in part or in full;

(c)           upon written notice to the Plan Award recipients, provide that all unvested shares of Restricted Stock shall be repurchased at cost;

(d)           arrange for any corporation succeeding to the business and assets of the Company to issue to the Plan Award holders replacement awards on such corporation's stock which will to the extent possible preserve the value of the outstanding Plan Awards; and

(e)           provide that each outstanding Plan Award shall be cancelled as of the effective date of any such Change of Control provided that (x) prior written notice of such cancellation shall be given to each holder of such a Plan Award and (y) each holder of such a Plan Award shall have the right to exercise such Plan Award (if an Inducement Option) to the extent that the same is then exercisable, or if the Plan Administrator shall have accelerated the time for exercise of all such unexercised and unexpired Plan Awards, during the ten (10) day period preceding the effective date of such Change of Control.

8.4           Adjustments to Common Stock Subject to Options.  Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Inducement Options.

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8.5           Restricted Stock.  In the event of a business combination or other transaction of the type detailed in Section 8.3, any securities, cash or other property received in exchange for shares of Restricted Stock shall continue to be governed by the provisions of any Restricted Stock Agreement pursuant to which they were issued, including any provision regarding vesting, and such securities, cash, or other property may be held in escrow on such terms as the Plan Administrator may direct, to insure compliance with the terms of any such Restricted Stock Agreement.

8.6           Miscellaneous.  Adjustments under this Section 8 shall be determined by the Plan Administrator, and such determinations shall be conclusive.  No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

SECTION 9. GENERAL RESTRICTIONS

9.1           Investment Representations.  The Company may require any person to whom a Plan Award is granted, as a condition of such grant or subsequent exercise, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Plan Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

9.2           Compliance with Securities Laws.  The Company shall not be required to sell or issue any shares under any Plan Award if the issuance of such shares shall constitute a violation by the award recipient or by the Company of any provision of any law or regulation of any governmental authority.  In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the “Act”), upon exercise of any option or vesting of any Restricted Stock Unit, the Company shall not be required to issue shares unless the Plan Administrator has received evidence satisfactory to it to the effect that the holder of such Plan Award will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required.  Any determination in this connection by the Plan Administrator shall be final, binding and conclusive.  In the event the shares subject to a Plan Award are not registered under the Act, the Company may imprint upon any certificate representing shares so issued the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act and with applicable state securities laws:

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be pledged, hypothecated, sold or otherwise transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

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The Company may, but shall in no event be obligated to, register any securities covered by a Plan Award pursuant to the Act; and in the event any shares are so registered, the Company may remove any legend on certificates representing such shares.  The Company shall not be obligated to take any other affirmative action in order to cause the issuance of shares pursuant to a Plan Award to comply with any law or regulation of any governmental authority.

9.3           Employment Obligation.  The granting of any Plan Award shall not impose upon the Company (or any parent or subsidiary of the Company) any obligation to employ or continue to employ any Plan Award recipient; and the right of the Company (or any such parent or subsidiary) to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that a Plan Award has been granted to him or her.

9.4           Withholding Tax.  Whenever under the Plan securities or other property are to be delivered pursuant to the terms of this Plan, the Company shall be entitled to require as a condition of delivery that the recipient remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto, or make arrangements satisfactory to the Plan Administrator regarding payment of such withholding taxes.  The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of the Plan Award.  A recipient of a Plan Award may elect, with the consent of the Plan Administrator, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due, or (ii) delivering to the Company a number of mature shares of Common Stock with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

SECTION 10. AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors may modify, revise or terminate this Plan at any time and from time to time.

SECTION 11. NONEXCLUSIVITY OF THE PLAN

The adoption of the Plan by the Board of Directors shall not be construed as creating any limitations on the power of the Board of Directors to adopt such other inducement or other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and equity awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

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SECTION 12. EFFECTIVE DATE AND DURATION OF PLAN

The Plan became effective upon the Company acquiring assets from Crossbow Technology, Inc. (the “Effective Date”).  The amendments reflected in this amendment and restatement of the Plan shall become effective upon adoption by the Board of Directors of the Company.  No Plan Award may be granted under the Plan after the tenth anniversary of the Effective Date.  The Plan shall terminate (i) when the total amount of Common Stock with respect to which Plan Awards may be granted shall have been issued pursuant to Plan Awards or (ii) by action of the Board of Directors pursuant to Section 10 hereof, whichever shall first occur.

SECTION 13. GOVERNING LAW

This Plan and each option or Restricted Stock Award shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of law.

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